Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1100 Wilson Boulevard
Suite 3000	Contact: Marshall Murphy
Arlington, VA 22209	(703) 562-7110
(703) 247-7500	MMurphy@MCGCapital.com
(866) 904-4775 (FAX)
www.MCGCapital.com
FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS FIRST QUARTER 2011 RESULTS

DECLARES DIVIDEND OF $0.17 PER SHARE

ARLINGTON, VA—May 9, 2011—MCG Capital Corporation (Nasdaq: MCGC) (“MCG” or the “Company”) announced today its financial results for the quarter ended March 31, 2011. MCG will host an investment community conference call today, May 9, 2011 at 10:00 a.m. (Eastern Time). Slides and financial information to be reviewed during the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

HIGHLIGHTS

•

Distributable net operating income, or DNOI, for the quarter ended March 31, 2011 was $13.6 million, or $0.18 per share. DNOI refers to net operating income adjusted for amortization of employee restricted stock awards.

•	Net operating income for the quarter ended March 31, 2011 was $13.0 million, or $0.17 per share.

•	Net loss for the quarter ended March 31, 2011 was $8.8 million, or $0.12 per share.

•

Net investment loss for the quarter ended March 31, 2011 was $20.9 million, which included a $24.3 million reduction in the fair value of Broadview Networks Holdings, Inc., or Broadview, resulting from a decrease in the multiples used to value that investment.

•

During the quarter ended March 31, 2011, MCG made $95.1 million of advances and originations, including $54.0 million in investments to six new portfolio companies. Payoffs and portfolio monetization activities totaled $129.2 million during the quarter.

•	Repaid in full the remaining $17.4 million of Series 2005-A 9.98% unsecured notes.

•	MCG’s ratio of total assets to total borrowings and other senior securities was 233% as of March 31, 2011.

DIVIDEND DECLARATION

MCG also announced today that its board of directors declared a dividend of $0.17 per share. The dividend is payable as follows:

Record date: June 15, 2011

Payable date: July 15, 2011

OVERVIEW

Today, MCG reported a first quarter 2011 net loss of $8.8 million, or $0.12 per basic and diluted share, which represented a $14.8 million, or $0.20 per share, decrease from the net income of $6.0 million, or $0.08 per share, reported for the comparable period in 2010. This decrease resulted primarily from an $18.6 million increase in MCG’s net investment loss and a $0.8 million increase in the loss on extinguishment of debt, partially offset by a $4.6 million increase in net operating income.

MCG’s revenue for the first quarter of 2011 was $24.3 million, which represented a $2.6 million, or 11.8%, increase from the comparable period in 2010. This increase was composed of a $1.8 million increase in interest and dividend income, including a $1.2 million increase in dividend income on existing investments and a $0.6 million increase in interest income, which resulted from an increase in the Company’s average portfolio balance. In addition, advisory fees increased $0.7 million during the first quarter of 2011 as a result of origination activity over the first quarter of 2010. MCG reported DNOI of

MCG Capital Corporation

May 9, 2011

$13.6 million, or $0.18 per share, which represented a $4.0 million, or $0.05 per share, increase over the first quarter of 2010. Net operating income during the first quarter of 2011 was $13.0 million, which represents a $4.6 million, or 54.1%, increase over the comparable period in 2010.

“Overall we are pleased with the volume of first quarter originations, the level of equity monetizations during the quarter and after quarter-end, the increase in our first quarter net operating income and distributable net operating income, and the repositioning of low-yielding assets. Based on our results, we will be increasing our dividend to $0.17 per share for the first quarter,” said Steven Tunney, President and CEO. “This is our fourth consecutive quarterly dividend increase since we reinstated our dividend in April 2010. We remain focused on our strategy of monetizing low-yielding investments and redeploying proceeds and balance sheet cash into new investments to grow operating income and distributions to our stockholders.”

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2011, MCG’s cash and cash equivalents totaled $40.6 million and it had $527.3 million of borrowings (the majority of which was composed of $443.6 million of collateralized non-recourse borrowings). As a business development company, MCG is required to meet an asset coverage ratio of total net assets to total borrowings and other senior securities of at least 200% in order to borrow under new or existing borrowing facilities or to distribute dividends to its stockholders. MCG’s asset coverage ratio increased from 231% as of December 31, 2010 to 233% as of March 31, 2011. The cash balance in the securitization and restricted accounts, which may be deployed for suitable new investment opportunities, was $92.5 million as of March 31, 2011. As of March 31, 2011, MCG had $45.0 million in available incremental capacity under its 2006-1 facility, subject to facility requirements. In addition, MCG had $6.0 million of funded borrowing capacity, subject to the United States Small Business Administration’s, or SBA’s, approval, available in its small business investment company, or SBIC, subsidiary that effectively is exempt from the statutory asset coverage ratio requirements.

As of March 31, 2011, the total borrowing potential under the SBA license with Solutions Capital I, L.P. is $150.0 million. To access the entire $150.0 million borrowing potential, MCG would have to fund $25.4 million, in addition to the $49.6 million that it had funded through March 31, 2011. Additionally, in March 2011, the Company formed another wholly owned subsidiary, Solutions Capital II, L.P. The Company received approval from the SBA to submit an application for a second SBIC license under Solutions Capital II, L.P. If approved, the total borrowing capacity under both SBICs would increase from $150.0 million to $225.0 million in the aggregate.

During the first quarter of 2011, MCG repaid in full the remaining $17.4 million of Series 2005-A unsecured notes. The notes carried an interest rate of 9.98% and had a maturity date of October 2011. The Series 2007-A unsecured notes due October 2012 remain outstanding with a balance of $8.7 million.

PORTFOLIO ACTIVITY

The fair value of MCG’s investment portfolio totaled $954.3 million as of March 31, 2011, as compared to $1,009.7 million as of December 31, 2010. During the first quarter of 2011, MCG made $95.1 million of originations and advances, including $54.0 million of originations to six new portfolio companies, $35.8 million of originations and advances to 13 existing portfolio companies under revolving and line of credit facilities, and $5.3 million of paid-in-kind, or PIK, advances. The $54.0 million of originations to new portfolio companies, included $25 million of senior debt investments and $29.0 million in subordinated debt investments. The $35.8 million of originations and advances to existing portfolio companies included $35.3 million of investments in senior debt securities and a total of $0.5 million of preferred and common equity in two portfolio companies. Gross payments, reductions and sales of securities during the first quarter of 2011 of $129.2 million were composed of $73.2 million of senior debt, $37.6 million of secured subordinated debt, $18.2 million of preferred equity and $0.2 million of common equity.

MCG Capital Corporation

May 9, 2011

During the three months ended March 31, 2011, MCG reported net investment losses before income tax provision of $20.9 million, which are detailed below:

		Three months ended March 31, 2011
(in thousands) Portfolio Company	Industry	Type	Realized Gain/ (Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain

Broadview Networks Holdings, Inc.	Communications	Control	$—	$(24,289)	$—	$(24,289)
Premier Garage Holdings LLC.	Home Furnishings	Control	—	(3,281)	—	(3,281)
Superior Industries Investors, Inc.	Sporting Goods	Control	988	—	(2,788)	(1,800)
Provo Craft & Novelty Inc.	Leisure Activities	Non-Affiliate	—	(1,160)	—	(1,160)
Jenzabar, Inc.	Technology	Non-Affiliate	—	(1,121)	—	(1,121)
RadioPharmacy Investors, LLC	Healthcare	Control	—	4,852	—	4,852
Cruz Bay Publishing, Inc.	Publishing	Non-Affiliate	—	1,524	—	1,524
Restaurant Technologies, Inc.	Food Services	Non-Affiliate	—	1,429	—	1,429
Active Brands International, Inc.	Consumer Products	Non-Affiliate	(27,654)	—	27,776	122
Other (< $1 million net gain (loss))			(961)	2,947	794	2,780

Total			$(27,627)	$(19,099)	$25,782	$(20,944)

The decrease in the fair value of Broadview is primarily attributable to a decrease in the multiples used to value that investment. During the quarter ended March 31, 2011, MCG received payments of $2.1 million on the sale of Active Brands International, Inc., or Active Brands, senior debt and wrote off the Company’s equity in that portfolio company. In conjunction with the Active Brands transaction, MCG reversed $27.8 million of previously unrealized depreciation and realized a $27.7 million loss.

Conference Call (Live Call)	Date and time	Monday, May 9, 2011 at 10:00 a.m. Eastern Time
	Dial-in Number (No Conference ID required)	(877) 878-2269 domestic (847) 829-0062 international

	Webcast	http://investor.mcgcapital.com

Replay (Available through May 23, 2011)	Call Replay (Conference ID for replay is #64774162) Web Replay	(800) 642-1687 domestic (706) 645-9291 international http://investor.mcgcapital.com

MCG Capital Corporation

May 9, 2011

MCG Capital Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)	March 31, 2011	December 31, 2010
	(unaudited)
Assets
Cash and cash equivalents	$40,571	$44,970
Cash, securitization accounts	70,562	42,245
Cash, restricted	21,941	29,383
Investments at fair value
Non-affiliate investments (cost of $647,348 and $684,785, respectively)	640,512	646,116
Affiliate investments (cost of $43,137 and $43,721, respectively)	54,163	53,300
Control investments (cost of $492,831 and $517,167, respectively)	259,674	310,289

Total investments (cost of $1,183,616 and $1,245,673, respectively)	954,349	1,009,705
Interest receivable	3,492	5,453
Other assets	14,235	13,521

Total assets	$1,105,150	$1,145,277

Liabilities
Borrowings (maturing within one year of $0 and $18,858, respectively)	$527,343	$546,882
Interest payable	1,593	2,291
Dividends payable	11,582	10,735
Other liabilities	7,539	7,353

Total liabilities	548,057	567,261

Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on March 31, 2011 and December 31, 2010, 77,065 issued and outstanding on March 31, 2011 and 76,662 issued and outstanding on December 31, 2010	771	767
Paid-in capital	1,008,293	1,008,823
Distributions in excess of earnings
Paid-in capital	(166,029)	(166,029)
Other	(55,635)	(28,555)
Net unrealized depreciation on investments	(230,307)	(236,990)

Total stockholders’ equity	557,093	578,016

Total liabilities and stockholders’ equity	$1,105,150	$1,145,277

Net asset value per common share at end of period	$7.23	$7.54

MCG Capital Corporation

May 9, 2011

MCG Capital Corporation

Consolidated Statements of Operations

	Three months ended March 31,
(in thousands, except per share amounts)	2011	2010
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$17,558	$14,846
Affiliate investments (5% to 25% owned)	1,143	982
Control investments (more than 25% owned)	4,735	5,783

Total interest and dividend income	23,436	21,611

Advisory fees and other income
Non-affiliate investments (less than 5% owned)	507	22
Control investments (more than 25% owned)	360	113

Total advisory fees and other income	867	135

Total revenue	24,303	21,746

Operating expenses
Interest expense	3,873	4,473
Employee compensation
Salaries and benefits	3,976	4,796
Amortization of employee restricted stock awards	624	1,227

Total employee compensation	4,600	6,023
General and administrative expense	2,827	2,811

Total operating expenses	11,300	13,307

Net operating income before net investment loss, loss on extinguishment of debt and income tax provision	13,003	8,439

Net realized gain (loss) on investments
Non-affiliate investments (less than 5% owned)	(27,917)	(2,267)
Affiliate investments (5% to 25% owned)	(917)	—
Control investments (more than 25% owned)	1,207	—

Total net realized gain (loss) gain on investments	(27,627)	(2,267)

Net unrealized (depreciation) appreciation on investments
Non-affiliate investments (less than 5% owned)	31,533	4,730
Affiliate investments (5% to 25% owned)	1,447	1,200
Control investments (more than 25% owned)	(26,279)	(6,114)
Derivative and other fair value adjustments	(18)	87

Total net unrealized (depreciation) appreciation on investments	6,683	(97)

Net investment loss before income tax provision	(20,944)	(2,364)

Loss on extinguishment of debt before income tax provision	(863)	(58)
Income tax provision	11	62

Net (loss) income	$(8,815)	$5,955

Earnings per basic and diluted common share	$(0.12)	$0.08
Cash distributions declared per common share	$0.15	$—
Weighted-average common shares outstanding—basic and diluted	75,765	76,339

MCG Capital Corporation

May 9, 2011

MCG Capital Corporation

Consolidated Statements of Cash Flows

	Three months ended March 31,
(in thousands)	2011	2010
Cash flows from operating activities
Net (loss) income	$(8,815)	$5,955
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Investments in portfolio companies	(89,483)	(35,408)
Principal collections related to investment repayments or sales	119,260	33,044
Decrease (increase) in interest receivable, accrued payment-in-kind interest and dividends	6,503	(6,385)
Amortization of restricted stock awards
Employee	624	1,227
Non-employee director	17	26
Decrease (increase) in cash—securitization accounts from interest collections	(7,891)	4,001
Increase in restricted cash—escrow accounts	(1,224)	—
Depreciation and amortization	902	1,101
Decrease in other assets	85	113
Decrease in other liabilities	(419)	(3,935)
Realized loss on investments	27,627	2,267
Net change in unrealized (appreciation) depreciation on investments	(6,683)	97
Loss on extinguishment of debt	863	58

Net cash provided by operating activities	41,366	2,161

Cash flows from financing activities
Payments on borrowings	(25,402)	(23,014)
Proceeds from borrowings	5,000	—
Decrease (increase) in cash in restricted and securitization accounts
Securitization accounts for repayment of principal on debt	(20,426)	10,535
Restricted cash	8,666	12,194
Payment of financing costs	(1,701)	(1,500)
Distributions paid	(10,735)	—
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(1,167)	—

Net cash used in financing activities	(45,765)	(1,785)

Net (decrease) increase in cash and cash equivalents	(4,399)	376

Cash and cash equivalents
Beginning balance	44,970	54,187

Ending balance	$40,571	$54,563

Supplemental disclosure of cash flow information
Interest paid	$3,952	$3,049
Income taxes (refunded) paid	(103)	188
Payment-in-kind interest collected	5,780	405
Dividend income collected	4,183	—

MCG Capital Corporation

May 9, 2011

SELECTED FINANCIAL DATA

QUARTERLY OPERATING INFORMATION

(in thousands, except per share amounts)	2010 Q1	2010 Q2	2010 Q3	2010 Q4	2011 Q1
Revenue
Interest and dividend income
Interest income	$19,558	$19,089	$19,519	$18,459	$20,158
Dividend income	1,329	1,494	1,561	2,984	2,497
Loan fee income	724	570	810	432	781

Total interest and dividend income	21,611	21,153	21,890	21,875	23,436
Advisory fees and other income	135	615	681	1,609	867

Total revenue	21,746	21,768	22,571	23,484	24,303

Operating expense
Interest expense	4,473	4,383	4,326	3,709	3,873
Salaries and benefits	4,796	3,742	3,527	4,210	3,976
Amortization of employee restricted stock awards	1,227	1,123	1,013	979	624
General and administrative	2,811	3,670	2,305	2,710	2,827

Total operating expense	13,307	12,918	11,171	11,608	11,300

Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	8,439	8,850	11,400	11,876	13,003

Net investment loss before income tax provision (benefit)	(2,364)	(12,966)	(9,800)	(29,689)	(20,944)
Gain (loss) on extinguishment of debt before income tax provision (benefit)	(58)	3,490	(449)	—	(863)
Income tax provision (benefit)	62	124	1,680	(65)	11

Net income (loss)	$5,955	$(750)	$(529)	$(17,748)	$(8,815)

Reconciliation of DNOI to net operating income
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	$8,439	$8,850	$11,400	$11,876	$13,003
Amortization of employee restricted stock awards	1,227	1,123	1,013	979	624

DNOI(a)	$9,666	$9,973	$12,413	$12,855	$13,627

DNOI per share-weighted average common shares—basic and diluted(a)	$0.13	$0.13	$0.16	$0.17	$0.18
Per common share statistics
Weighted-average common shares outstanding—basic and diluted	76,339	75,392	75,486	75,648	75,765
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit) per common share—basic and diluted	$0.11	$0.12	$0.15	$0.16	$0.17
Earnings (loss) per common share—basic and diluted	$0.08	$(0.01)	$(0.01)	$(0.23)	$(0.12)
Net asset value per common share—period end	$8.16	$8.03	$7.92	$7.54	$7.23
Dividends declared per common share(b)	$—	$0.11	$0.12	$0.14	$0.15

(a)

DNOI represents net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit), as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards. MCG views DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization, which represents an expense of the Company but does not require settlement in cash. DNOI does include PIK interest and dividend income which are generally not payable in cash on a regular basis, but rather at investment maturity or when declared. DNOI should not be considered as an alternative to net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing.

(b)	On May 5, 2011, MCG’s board of directors declared a dividend of $0.17 per share payable on July 15, 2011 to shareholders of record as of June 15, 2011.

MCG Capital Corporation

May 9, 2011

SELECTED FINANCIAL DATA

KEY QUARTERLY STATISTICS

(dollars in thousands)	2010 Q1	2010 Q2	2010 Q3	2010 Q4	2011 Q1
Average quarterly loan portfolio at fair value	$684,370	$686,746	$670,726	$663,443	$756,842
Average quarterly total investment portfolio - fair value	986,022	989,782	954,231	948,504	1,003,581
Average quarterly total assets	1,171,779	1,162,988	1,153,995	1,111,728	1,131,291
Average quarterly stockholders’ equity	616,726	620,079	606,933	600,816	574,024
Return on average total assets (trailing 12 months)
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	2.91%	3.01%	3.26%	3.53%	3.96%
Net income (loss)	0.49%	0.93%	0.53%	(1.14)%	(2.44)%
Return on average equity (trailing 12 months)
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	5.69%	5.77%	6.21%	6.64%	7.51%
Net income (loss)	0.96%	1.79%	1.02%	(2.14)%	(4.64)%
Yield on average loan portfolio at fair value
Average LIBOR (90-Day)	0.26%	0.43%	0.39%	0.29%	0.31%
Spread to average LIBOR on average yielding loan portfolio at fair value(a)	12.37%	11.89%	12.45%	11.51%	11.22%

	12.63%	12.32%	12.84%	11.80%	11.53%
Impact of fee accelerations of unearned fees on paid/restructured loans	0.14%	0.05%	0.20%	0.00%	0.00%
Impact of non-accrual loans	(0.75)%	(0.89)%	(1.02)%	(0.50)%	(0.31)%

Total yield on average loan portfolio at fair value	12.02%	11.48%	12.02%	11.30%	11.22%

Cost of funds
Average LIBOR	0.26%	0.43%	0.39%	0.29%	0.31%
Spread to average LIBOR excluding amortization of deferred debt issuance costs(a)	2.48%	2.31%	2.31%	2.16%	2.08%
Impact of amortization of deferred debt issuance costs	0.55%	0.57%	0.50%	0.46%	0.45%

Total cost of funds	3.29%	3.31%	3.20%	2.91%	2.84%

Net portfolio yield margin	6.95%	6.70%	7.20%	7.49%	7.80%

Selected period-end balance sheet statistics
Total investment portfolio at fair value	$991,032	$997,590	$924,253	$1,009,705	$954,349
Total assets	1,171,385	1,170,463	1,136,665	1,145,277	1,105,150
Borrowings	534,892	534,278	508,899	546,882	527,343
Total equity	622,897	614,855	606,078	578,016	557,093
Cash, securitization and restricted accounts	103,643	108,612	124,545	71,628	92,503
Debt to equity	85.87%	86.89%	83.97%	94.61%	94.66%
Debt, net of cash, securitization and restricted accounts to equity	69.23%	69.23%	63.42%	82.22%	78.06%

Other statistics (at period end)
BDC asset coverage ratio	222%	224%	233%	231%	233%
Number of portfolio companies	58	59	62	71	67
Number of employees	65	65	66	66	63
Loans on non-accrual as a percentage of total debt investments
Fair Value	4.08%	4.69%	4.35%	3.43%	4.43%
Cost	12.92%	15.12%	18.33%	15.87%	13.93%

(a)

The impact due to the timing of the LIBOR resets and floors is included in the spread to average LIBOR. The impact to the yield on average loan portfolio at fair value due to the timing of LIBOR resets and floors for Q1 2010, Q2 2010, Q3 2010, Q4 2010 and Q1 2011 was approximately 0.78%, 0.73%, 1.25%, 1.34% and 1.34%, respectively. The impact to the cost of funds due to the timing of LIBOR resets for Q1 2010, Q2 2010, Q3 2010, Q4 2010 and Q1 2011 was approximately 0.01%, (0.01)%, 0.05%, 0.05% and (0.3)%, respectively.

MCG Capital Corporation

May 9, 2011

SELECTED FINANCIAL DATA

QUARTERLY INVESTMENT RISK AND CHANGES IN PORTFOLIO COMPOSITION

(dollars in thousands)	2010 Q1	2010 Q2	2010 Q3	2010 Q4	2011 Q1
Investment rating:(a)
IR 1 total investments at fair value(b)	$568,918	$555,745	$451,743	$330,605	$319,588
IR 2 total investments at fair value	151,526	194,690	242,579	370,694	336,050
IR 3 total investments at fair value	256,380	204,892	195,342	173,447	187,610
IR 4 total investments at fair value	3,188	1,988	6,796	112,811	94,293
IR 5 total investments at fair value	11,020	40,275	27,793	22,148	16,808

IR 1 percentage of total portfolio	57.4%	55.7%	48.9%	32.7%	33.5%
IR 2 percentage of total portfolio	15.3%	19.5%	26.3%	36.7%	35.2%
IR 3 percentage of total portfolio	25.9%	20.6%	21.1%	17.2%	19.6%
IR 4 percentage of total portfolio	0.3%	0.2%	0.7%	11.2%	9.9%
IR 5 percentage of total portfolio	1.1%	4.0%	3.0%	2.2%	1.8%

Originations and advances, including PIK, by security type:
Senior secured debt	$32,814	$34,596	$46,692	$145,440	$61,918
Subordinated debt—Secured	6,387	4,001	17,986	9,116	30,143
Subordinated debt—Unsecured	132	10,178	2,855	75	57
Preferred equity	1,330	1,636	1,561	4,751	2,801
Common/common equivalents equity	—	1	—	716	184

Total	$40,663	$50,412	$69,094	$160,098	$95,103

Exits and repayments by security type:
Senior secured debt	$32,649	$9,517	$21,315	$24,770	$73,186
Subordinated debt—Secured	667	11,880	51,177	2,749	37,568
Subordinated debt—Unsecured	—	—	31,618	—	—
Preferred equity	—	8,844	16,579	2,410	18,224
Common/common equivalents equity	133	55	12,531	12,774	245

Total	$33,449	$30,296	$133,220	$42,703	$129,223

Exits and repayments by transaction type:
Scheduled principal amortization	$7,092	$16,933	$6,277	$12,186	$4,907
Principal prepayments and loan sales	25,819	50	85,129	14,037	100,068
Payment of payment-in-kind interest and dividends	405	5,369	13,851	3,164	9,963
Sale of equity investments	133	7,944	27,963	13,316	14,285

Total	$33,449	$30,296	$133,220	$42,703	$129,223

(a)	MCG uses an investment rating system to characterize and monitor its expected level of returns on each investment in MCG’s portfolio. MCG uses the following 1 to 5 investment rating scale:

Investment Rating
1	Capital gain expected or realized
2	Full return of principal and interest or dividend expected with customer performing in accordance with plan
3	Full return of principal and interest or dividend expected but customer requires closer monitoring
4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment
5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment

(b)

As of March 31, 2010, June 30, 2010, September 30, 2010, December 31, 2010 and March 31, 2011, approximately, $207 million, $205 million, $117 million, $112 million and $119 million, respectively, of MCG’s investments with an investment rating of “1” represented loans to companies in which MCG also held equity.

MCG Capital Corporation

May 9, 2011

SELECTED FINANCIAL DATA

PORTFOLIO COMPOSITION BY TYPE

(dollars in thousands)	2010 Q1	2010 Q2	2010 Q3	2010 Q4	2011 Q1
Composition of investments at period end, fair value
Senior secured debt	$379,600	$419,398	$437,709	$555,667	$547,280
Subordinated debt
Secured	272,713	237,226	187,918	190,309	177,628
Unsecured	30,760	40,848	12,241	12,321	12,588

Total debt investments	683,073	697,472	637,868	758,297	737,496

Preferred equity	261,931	248,983	244,864	218,690	183,735
Common/common equivalents equity	46,028	51,135	41,521	32,718	33,118

Total equity investments	307,959	300,118	286,385	251,408	216,853

Total investments	$991,032	$997,590	$924,253	$1,009,705	$954,349

Percentage of investments at period end, fair value
Senior secured debt	38.3%	42.0%	47.4%	55.0%	57.4%
Subordinated debt
Secured	27.5%	23.8%	20.3%	18.9%	18.6%
Unsecured	3.1%	4.1%	1.3%	1.2%	1.3%

Total debt investments	68.9%	69.9%	69.0%	75.1%	77.3%

Preferred equity	26.4%	25.0%	26.5%	21.7%	19.2%
Common/common equivalents equity	4.7%	5.1%	4.5%	3.2%	3.5%

Total equity investments	31.1%	30.1%	31.0%	24.9%	22.7%

Total investments	100.0%	100.0%	100.0%	100.0%	100.0%

IMPORTANT INFORMATION ABOUT NON-GAAP REFERENCES

References by MCG Capital Corporation to distributable net operating income, or DNOI, refer to net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit), as determined in accordance with GAAP adjusted for amortization of employee restricted stock awards.

The Company’s management uses DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization, which represents an expense of the Company but does not require settlement in cash. DNOI does include PIK, interest and dividend income that generally are not payable in cash on a regular basis, but rather at investment maturity or when declared.

The Company believes that providing non-GAAP DNOI and DNOI per share affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities. DNOI should not be considered as an alternative to, as an indicator of the Company’s operating performance, or as a substitute for net operating income, net (loss) income, earnings (loss) per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net (loss) income, earnings (loss) per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with its reported GAAP results.

MCG Capital Corporation

May 9, 2011

ABOUT MCG CAPITAL CORPORATION

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States. MCG’s investment objective is to achieve current income and capital gains. Portfolio companies generally use capital provided by MCG to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

Forward-looking Statements:

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG’s results of operations, including revenues, net operating income, distributable net operating income, net investment losses and general and administrative expenses and the factors that may affect such results; the performance of current or former MCG portfolio companies; the cause of net investment losses; management’s belief that, as the Company deploys debt and equity proceeds from monetization activities, it can continue to increase operating income and support the future growth of distributions to MCG stockholders; and general economic factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.